Filed Pursuant to Rule 424(b)(5)
Registration No.: 333-194658

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, and we are not soliciting offers to buy these securities, in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED AUGUST 20, 2015

Prospectus Supplement

(To Prospectus dated March 30, 2015 on Form S-3

and Reoffer Prospectus dated August 20, 2015 on

Post-Effective Amendment No. 1 to Form S-8)

[            ] Shares

GIGOPTIX, INC.

Common Stock

We are offering [            ] shares of our common stock, par value $0.001 per share (the “Common Stock”) pursuant to this prospectus supplement and the respective accompanying prospectus (the “Primary Offering”) and the Selling Stockholders identified in the prospectus supplement (the “Selling Stockholders”) are offering 282,000 shares of Common Stock pursuant to this prospectus supplement and the respective accompanying Reoffer Prospectus (the “Secondary Offering”). Our Common Stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price of our Common Stock on August 19, 2015 was $2.10 per share.

Investing in our Common Stock involves risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement, page PO-5 of the accompanying Primary Offering prospectus and page SO-5 of the accompanying Secondary Offering Reoffer Prospectus.

	Per Share	Total
Public offering price	$	$
Underwriting discounts (1)	$	$
Proceeds to GigOptix, before expenses	$	$
Proceeds to Selling Stockholders	$	$

(1)	In addition to the underwriting discounts and commissions listed in the table above, we have agreed to reimburse Cowen and Company, LLC and Roth Capital Partners for all reasonable and documented out-of-pocket expenses incurred by it in connection with the offerings, up to a maximum of $100,000. See “Underwriting” at page S-17 for additional information regarding underwriting compensation.

We and the Selling Stockholders expect to deliver the Common Stock on or about August [    ], 2015. We granted the underwriters an option exercisable at any time (but not more than once), in whole or in part, for a period of 30 days from the date of this prospectus supplement up to an additional [            ] shares of our Common Stock at the per share purchase price set forth above to cover overallotments to the Primary Offering, if any. If the underwriters exercise this option in full, the total underwriting discounts and commissions will be $[        ], and our total proceeds in the Primary Offering, before expenses, will be $[        ].

We are eligible to conduct a primary offering pursuant to General Instruction I.B.1 of Form S-3 as the aggregate market value of the Common Stock held by non-affiliates was $77,568,112.38 on August 7, 2015 based on 33,380,199 shares of outstanding Common Stock as of August 4, 2015, of which 32,052,939 shares are held by non-affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

Joint Book-Running Managers

Cowen and Company	Roth Capital Partners

Co-Manager

Craig-Hallum Capital Group

The date of this prospectus is August [    ], 2015

You should only rely on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectuses and any issuer free writing prospectus we have authorized related to this offering. We have not, and each underwriter has not, authorized any other person to provide you with different or additional information. We and the Selling Stockholders are not, and each underwriter is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume the information appearing in this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any issuer free writing prospectus we have authorized related to this offering, is accurate only as of the date of those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. We do not imply or represent by delivering this prospectus that GigOptix, Inc., or its business, is unchanged after the date on the front of this prospectus supplement or that the information in this prospectus is correct as of any time after such date. You should read this prospectus supplement, the accompanying prospectuses, the documents incorporated by reference in this prospectus supplement and the accompanying prospectuses, and any issuer free writing prospectus we have authorized related to this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections of this prospectus supplement entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.”

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in three parts. The first part is the prospectus supplement, which describes the specific terms of the securities being offered by us in the Primary Offering and the Selling Stockholders in the Secondary Offering, and also adds to and updates information contained in the accompanying prospectuses and the documents incorporated by reference. The second and third parts are the accompanying prospectuses to each of the Primary Offering and the Secondary Offering, respectively, including the documents incorporated by reference, and provides more general information, some of which may not apply to this offering of securities. Generally, when we refer to this prospectus, we are referring to all three parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectuses or in any document incorporated by reference that was filed with the Securities and Exchange Commission, or SEC, before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in one of the accompanying prospectuses — the statement in the document having the later date modifies or supersedes the earlier statement.

Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to “GigOptix,” “the Company,” “we,” “us” and “our” refer to GigOptix, Inc. and its consolidated subsidiaries.

This prospectus supplement and the accompanying prospectus related to the Primary Offering (the “Primary Prospectus”) are part of a registration statement on Form S-3 that we filed on March 17, 2015, with the SEC using a “shelf” registration process with respect to up to $30,000,000 in securities that may be sold thereunder. The shelf registration statement was declared effective by the SEC on March 30, 2015. Under the shelf process, we may, from time to time, offer or sell any combination of the securities described in the accompanying prospectus in one or more offerings.

This prospectus supplement and the accompanying reoffer prospectus related to the Secondary Offering (the “Secondary Prospectus”) are part of a registration statement on Form S-8 that was filed on March 18, 2014, as amended by that Post-Effective Amendment No. 1 filed on August 20, 2015 with the SEC, and the Secondary Prospectus is a reoffer prospectus pursuant to General Instruction C to Form S-8 pertaining to the reoffer and resale by existing stockholders of 282,000 shares of Common Stock previously registered by the Company and owned by such Selling Stockholders to be resold thereunder.

Each accompanying prospectus provides you with a general description of the securities offered by us and the Selling Stockholders. Each time we or the Selling Stockholders use the accompanying prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of the offering. The prospectus supplement may also add to, update or change information contained in the prospectus The purpose of this prospectus supplement is to provide supplemental information regarding us in connection with this offering of Common Stock.

This prospectus supplement, each accompanying prospectus and the information incorporated herein and thereby by reference include trademarks, servicemarks and tradenames owned by us or other companies. The name GigOptix and our logo are our trademarks. All trademarks, servicemarks and tradenames included or incorporated by reference in this prospectus supplement or the accompanying prospectus are the property of their respective owners.

S-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus supplement and the accompanying prospectus, along with the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “GigOptix,” “Company,” “we,” “us,” and “our” refer to GigOptix, Inc., and its subsidiaries.

GigOptix, Inc.

Overview

We are a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Our products address the needs of emerging high-growth markets, such as long haul and metro telecommunications (telecom) applications, as well as Cloud data communications (datacom) and datacenter connectivity, point-to-point wireless backhaul, and interactive high speed applications for the consumer electronics, industrial, defense and avionics industries. We focus on the specification, design, development and sale of analog semiconductor integrated circuits (ICs), multi-chip module (MCM) solutions, and digital and mixed signal application-specific integrated circuits (ASICs), as well as wireless communications ICs, millimeter monolithic microwave integrated circuits (MMICs) and modules. We believe we are an industry leader in the fast growing market for electronic solutions that enable high-speed optical and wireless connections that are found in telecom, datacom and storage systems, and intend to maintain this position in consumer electronics and computing systems.

The business is made up of two product lines: our High-Speed Communications (HSC) product line and our Industrial product line. Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, generating engineering project revenues through the development stage and larger future product revenue through these customers and general market availability.

Through our HSC product line, we offer a broad portfolio of high performance optical and wireless components to telecom and datacom customers, including (i) mixed signal radio frequency integrated circuits (RFIC); (ii) 10 to 400 gigabit per second (Gbps) laser and optical drivers and trans-impedance amplifiers (TIA) for telecom, datacom, and consumer electronic fiber-optic applications; (iii) power amplifiers and transceivers for MMIC wireless applications including power amplifiers and transceiver chips at frequencies higher than 50 GHz; (iv) integrated systems in a package (SIP) solutions for both fiber-optic and wireless applications; and (v) radio frequency (RF) chips for various consumer applications such as global navigation satellite systems (GNSS).

Through our Industrial product line, we offer a wide range of digital and mixed signal ASIC solutions for industrial, military, avionics, medical and communications markets.

Since inception in July 2007, we have expanded our customer base by acquiring and integrating seven businesses with complementary products and customers. In so doing, we have expanded our device product line in multiple areas, growing our communication device offering from a few leading 10 Gbps ultra-long haul optical drivers, to a line of products that includes: drivers, receivers and TIAs for 2 to 400 Gbps optical applications; power amplifiers; transceiver devices for 50 to 100 GHz; and custom ASICs spanning 0.6um to 40nm technology nodes. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

During the third quarter of 2014, we acquired substantially all of the assets of Tahoe RF Semiconductor, Inc. (Tahoe RF). Through the acquisition, we have added RF/analog RFIC technology to our product portfolio and eight employees, who are primarily High-Speed and High-Frequency SiGe RF engineers focused on high growth areas such as E-Band and V-Band wireless technologies, to our team.

Corporate Information

GigOptix, Inc., the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (Lumera), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (iTerra) and Helix Semiconductors AG (Helix) in January 2008. In November 2009, we acquired ChipX, Incorporated (ChipX). In June 2011, we acquired Endwave Corporation (Endwave). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the Joint Venture Agreement) and established BrPhotonics Produtos Optoeletrônicos LTDA. (BrP) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigoptix.com. We have not incorporated the information on our website by reference into, and you should not consider it to be part of, this prospectus supplement or the accompanying prospectuses.

The Offering

Common Stock offered in the Primary Offering (1)	[ ] shares (1)

Common Stock offered in the Secondary Offering (1)	282,000 shares (1)

Common Stock outstanding before these offerings	33,380,199 shares (2)

Common Stock to be outstanding after these offerings	[ ] shares

Overallotment Option	We have granted the underwriters an option to purchase up to [ ] additional shares of our Common Stock to cover overallotments in the Primary Offering, if any. This option is exercisable at any time (but not more than once), in whole or in part, for a period of 30 days from the date of this prospectus supplement.

Use of Proceeds	We intend to use the net proceeds from the Primary Offering for potential acquisitions for strategic growth, including to acquire critical technologies and scalable businesses. We intend to focus on multiple attractive acquisition targets. We will receive none of the proceeds from the sale of shares by the Selling Stockholders in the Secondary Offering. See “Use of Proceeds.”

NYSE MKT Listing	Our Common Stock is listed on the NYSE MKT under the symbol “GIG.”

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-9 of this prospectus supplement and under the heading “Item 1A — Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2014, and of our Quarterly Reports on Form 10-Q for the quarters ended March 29 and June 28, 2015, which Annual Report and Quarterly Reports are incorporated herein by reference.

(1)	The Common Stock is accompanied by the associated rights (the “Rights,”) to purchase shares of Series A Junior Preferred Stock, par value $0.001 per share, of the Company (the “Series A Preferred”). The Rights were created by that certain Rights Agreement, dated December 16, 2011, between the Company and the American Stock Transfer & Trust Company, LLC, as Rights Agent, as amended by the Amended and Restated Rights Agreement, dated December 16, 2014 (collectively, the “Rights Agreement”).
(2)	The number of shares of Common Stock to be outstanding immediately before and after these offerings as shown above is based on 33,380,199 shares of Common Stock outstanding as of August 4, 2015 which includes 33,072,877 shares of Common Stock outstanding reported in our Quarterly Report on Form 10-Q filed for the period ended June 28, 2015, 26,282 shares of Common Stock issued on July 31 and August 3, 2015 upon exercise of outstanding vested stock options, and 281,040 shares of Common Stock issued on August 3, 2015 upon the vesting of outstanding restricted stock units, and excludes an aggregate of 8,217,192 shares of Common Stock subject to outstanding options, 3,364,340 shares of Common Stock subject to outstanding restricted stock units, 2,856,578 shares of Common Stock reserved for issuance under our equity incentive plans, and 158,240 shares of Common Stock issuable upon exercise of outstanding warrants. This number also excludes 701,754 treasury shares as of August 4, 2015.

Outstanding Shares

The number of shares of Common Stock to be outstanding immediately after these offerings is based on 33,380,199 shares outstanding as of August 4, 2015, excluding 701,754 shares of treasury stock, and excludes as of this date:

•	8,217,192 shares of Common Stock issuable upon the exercise of stock options outstanding as of August 4, 2015 with a weighted-average exercise price of $2.31 per share;

•	3,364,340 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of August 4, 2015;

•	2,856,578 shares of Common Stock reserved for future issuance under our equity incentive plans as of August 4, 2015; and

•	158,240 shares of Common Stock issuable upon exercise of warrants outstanding as of August 4, 2015.

Except as otherwise indicated, all information in this prospectus assumes no exercise by the underwriters of their overallotment option.

Rights Accompanying Common Stock

The Common Stock that we are offering includes the associated Rights under the Rights Agreement. These Rights will continue to attach to our Common Stock until the Rights become exercisable or until the Rights Agreement expires, whichever is earlier. Each Right entitles the holder of one share of Common Stock to purchase one one-thousandth of a share of our Series A Preferred upon certain triggering conditions. For more information on the Rights, refer to the “Description of Our Capital Stock” of the accompanying prospectus,

Summary Financial Data

The following tables set forth, for the periods and dates indicated, our summary consolidated statements of operations and consolidated balance sheets data. The summary consolidated financial data has been derived from our unaudited consolidated financial statements and accompanying notes for the six months ended June 28, 2015 and June 29, 2014, as well as our audited historical consolidated financial statements and accompanying notes for the years ended December 31, 2014 and 2013. This information is only a summary. You should read this data in conjunction with our historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other information on file with the SEC that is incorporated by reference in this prospectus supplement and the accompanying prospectus. For more details on how you can obtain our SEC reports and other information, you should read the section of this prospectus supplement entitled “Where You Can Find More Information.” The results included here are not necessarily indicative of future performance.

Consolidated Statements of Operating Data

(in thousands, except per share amounts)	Years Ended December 31,		Six Months Ended
	2014	2013	June 28, 2015	June 29, 2014
			(Unaudited)	(Unaudited)
Total revenue	$32,947	$28,926	$18,900	$15,423
Total cost of revenue	13,711	11,522	7,278	6,613

Gross profit	19,236	17,404	11,622	8,810

Operating expenses
Research and development expense	13,732	13,878	6,472	7,100
Selling, general and administrative expense	10,503	9,388	5,212	4,965
Restructuring expense, net	343	950	—	307
Special litigation benefit	—	(4,786)	—	—

Total operating expenses	24,578	19,430	11,684	12,372

Loss from operations	(5,342)	(2,026)	(62)	(3,562)
Interest expense, net	(39)	(127)	(6)	(27)
Other income (loss), net	70	257	(18)	10

Loss before provision for income taxes	(5,311)	(1,896)	(86)	(3,579)
Provision for income taxes	54	50	25	31

Loss from consolidated companies	(5,365)	(1,946)	(111)	(3,610)
Loss on equity investment	456	—	3	331

Net loss	$(5,821)	$(1,946)	$(114)	$(3,941)

Net loss per share — basic and diluted	$(0.18)	$(0.09)	$(0.00)	$(0.13)

Weighted average number of shares used in basic and diluted net loss per share calculations	31,851	21,826	32,705	31,521

Consolidated Balance Sheets Data

	December 31,	December 31,	June 28,	June 29,
(in thousands, except share and per share amounts)	2014	2013	2015	2014
			(Unaudited)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$18,438	$20,377	$18,382	$18,541
Accounts receivable, net	7,955	5,021	7,843	7,029
Inventories	5,139	4,617	6,824	4,287
Prepaid and other current assets	433	434	789	739

Total current assets	31,965	30,449	33,838	30,596
Property and equipment, net	1,916	2,999	2,309	2,417
Intangible assets, net	2,394	3,287	1,947	2,840
Goodwill	10,306	9,860	10,395	9,860
Investment in unconsolidated affiliate	—	—	—	125
Restricted cash	53	284	56	133
Other assets	116	183	133	117

Total assets	$46,750	$47,062	$48,678	$46,088

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,731	$831	$2,702	$2,652
Accrued compensation	730	1,170	1,221	903
Other current liabilities	2,902	2,746	2,637	2,281

Total current liabilities	6,363	4,747	6,560	5,836
Pension Liabilities	326	140	346	140
Deferred rent, noncurrent	—	—	—	143
Other long term liabilities	556	595	658	441

Total liabilities	7,245	5,482	7,564	6,560

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized; no shares issued and outstanding as of December 31, 2014, December 31, 2013, June 28, 2015 (unaudited) and June 29, 2014 (unaudited), respectively	—	—	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 33,112,086 and 32,067,616, 33,774,631 and 32,067,616 shares issued and outstanding as of December 31, 2014, December 31, 2013, June 28, 2015 (unaudited) and June 29, 2014 (unaudited), respectively	32	32	33	32
Additional paid-in capital	143,661	139,710	145,380	141,611
Treasury stock, at cost; 701,754 shares as of December 31, 2014, December 31, 2013, June 28, 2015 (unaudited) and June 29, 2014 (unaudited), respectively	(2,209)	(2,209)	(2,209)	(2,209)
Accumulated other comprehensive income	285	490	288	478
Accumulated deficit	(102,264)	(96,443)	(102,378)	(100,384)

Total stockholders’ equity	39,505	41,580	41,114	39,528

Total liabilities and stockholders’ equity	$46,750	$47,062	$48,678	$46,088

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, any issuer free writing prospectus and any other written or oral statement by or on our behalf contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;

•	our ability to remain competitive in the markets we serve;

•	the effects of future economic, business and market conditions;

•	consolidation in the industry we serve;

•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish and maintain effective internal controls over our financial reporting;

•	risks relating to the transaction of business internationally;

•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	investments in research and development;

•	protection and enforcement or our intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;

•	our exposure to product liability claims resulting from the use of our products;

•	the loss of one or more of our significant customers, or the diminished demand for our products;

•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;

•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;

•	our reliance on third parties to provide services for the operation of our business;

•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;

•	the effects of war, terrorism, natural disasters or other catastrophic events;

•	our success at managing the risks involved in the foregoing items; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed below, the information under the heading “Risk Factors” in the accompanying prospectus, together with all of the other information contained or incorporated by reference in this prospectus supplement or accompanying prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A — Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014, and in our Quarterly Reports on Form 10-Q for the quarters ended March 29 and June 28, 2015, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

Our strategy of growth through acquisitions and spin-outs could harm our business.

It is our intent to continue to grow through strategic acquisitions. Successful integration of newly acquired target companies may place a significant burden on our management and internal resources. The diversion of management’s attention and any difficulties encountered in the transition and integration processes could harm our business, financial condition and operating results. In addition, we may be unable to execute our acquisition strategy, resulting in under-utilized resources and a failure to achieve anticipated growth. Our operating results and financial condition will be adversely affected if we are unable to achieve or achieve on a timely basis cost revenue opportunities from any future acquisitions, or incur unforeseen costs and expenses or experience unexpected operating difficulties from the integration of acquired businesses.

Our strategy of growth through establishing joint ventures with third-parties could harm our business.

It is our intent to continue to grow through strategic partnerships and joint ventures. Successful inception and funding of new strategic ventures may place a significant burden on our management and internal resources. In February 2014, together with CPqD, the Company incepted a new joint venture, named BrP. The diversion of management’s attention and any difficulties encountered in the establishment of BrP or any other joint venture could harm our business, financial condition and operating results. Furthermore, a joint venture involves certain risks including:

•	It is possible that we may not (and with BrP we do not) maintain voting control in a joint venture;

•	It may not be possible to maintain good relationships with a joint venture partner;

•	Our joint venture partners may in the future have economic or business interests that are inconsistent with our interests;

•	Funding, planned for or otherwise, may not come to fruition or be sufficient for operation of a joint venture;

•	Parties to a joint venture may fail to fulfill commitments, including providing accurate and timely accounting and financial information;

•	It is possible that a joint venture may experience operating difficulties and financial losses, which may lead to asset write-downs or impairment charges that could negatively impact the operating results of the joint venture or us, or impose unforeseen costs and expenses to remedy; and

•	It is possible that a joint venture could lose key personnel.

The occurrence of any of the foregoing risks or other failure of a joint venture may mean that we are unable to execute our partnership strategy or achieve on a timely basis revenue opportunities from a joint venture or anticipated growth, or may result in under-utilized resources.

We have made and continue to make strategic investments and enter into strategic licensing and collaborative partnerships and relationships with third parties. The anticipated benefits of these investments, partnerships and relationships may never materialize and these investments, partnerships and relationships may instead disrupt our business and harm our financial condition.

We have made and will continue to make strategic investments in and enter into strategic licensing and collaborative partnerships and relationships with third parties with the goal of acquiring or gaining access to new and innovative semiconductor products and technologies on a timely basis. Negotiating and performing under these arrangements involves significant time and expense, and we cannot assure you that the anticipated benefits of these arrangements will ever materialize or that the products or technologies involved will ever be commercialized or that, as a result, we will not have write down a portion or all of our investment. We may end up with investments in, or owing various obligations and commitments to, third parties related to these arrangements. Such arrangements can magnify several risks for us, including loss of control over the development and development timeline of products being developed with third parties. Accordingly, we face increased risk that development activities may result in products that are not commercially successful or that are not available in a timely fashion. In addition, any third party with whom we enter into a development, product collaboration or technology licensing arrangement may fail to commit sufficient resources to the project, change its policies or priorities and abandon or fail to perform its obligations related to the collaboration. The failure to timely develop commercially successful products through our development projects or strategic investment activities as a result of any of these and other challenges could have a material adverse effect on our business, results of operations, and financial condition. Other challenges and risks presented by use of strategic partnerships include:

•	The acquisition of a partner with which we have an investment or strategic relationship by an unaffiliated third party that either delays or jeopardizes the original intent of the partnering relationship or investment; and

•	Our inability to liquidate an investment in a privately held company when we believe it is prudent to do so which results in a significant reduction in value or loss of our entire investment

The market price of our Common Stock may be volatile, and the value of stockholders’ investments could decline significantly.

The trading price for our Common Stock has been, and may continue to be, volatile. The price at which our Common Stock trades depends upon a number of factors, many of which are beyond our control. These factors include our historical and anticipated operating results, our financial situation, announcements of technological innovations or new products by us or our competitors, customer and vendor relationships, our ability or inability to raise the additional capital we may need and the terms on which we raise it, changes in earnings estimates by analysts and general market and economic conditions. Further, broad market fluctuations may lower the market price of our Common Stock and affect our trading volume.

Investors in these offerings will experience immediate and substantial dilution.

The public offering price of the securities offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of our Common Stock. Therefore, if you purchase shares of Common Stock in these offerings, you will incur immediate and substantial dilution in the pro forma net tangible book value per share of Common Stock from the price per share that you pay for the Common Stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the public offering price, you will incur further dilution. See the section entitled “Dilution” below for a more detailed discussion of the dilution associated with these offerings.

We have broad discretion in the use of the net proceeds from these offerings and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from these offerings and could spend the proceeds in ways with which you may not agree. Accordingly, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the proceeds will be invested or otherwise used in a way that does not yield a favorable, or any, return for our company.

USE OF PROCEEDS

We estimate the net proceeds to us from our sale of the Common Stock in the Primary Offering will be approximately [$        ] million, or approximately [$        ] million if the underwriters exercise their over-allotment in full, based on a public offering price of [$        ] per share and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We intend to use the net proceeds that we will receive from the sale of securities in the Primary Offering for potential acquisitions for strategic growth, including to acquire critical technologies and scalable businesses. We intend to focus on multiple attractive acquisition targets. As an example, we remain interested in combinations with potential targets in which we have previously stated an interest in filings made with the SEC. In addition, we may find it necessary or advisable to use portions of the net proceeds for other purposes, and we will have broad discretion in the application and allocation of the net proceeds from this Primary Offering. Pending these uses, we may invest our net proceeds from the Primary Offering primarily in investment grade, interest-bearing securities.

We will receive none of the proceeds from the sale of shares by the Selling Stockholders in the Secondary Offering. The Selling Stockholders will receive all of such proceeds.

PRICE RANGE OF OUR COMMON STOCK

Our Common Stock is listed on the NYSE MKT under the symbol “GIG.” The following table sets forth, for the periods indicated, the high and low closing sales prices of our Common Stock as reported on the NYSE MKT:

	High	Low
Fiscal Year ended December 31, 2012
First Quarter	$2.85	$1.58
Second Quarter	$3.05	$2.16
Third Quarter	$2.65	$1.87
Fourth Quarter	$2.10	$1.56

Fiscal Year ended December 31, 2013
First Quarter	$2.10	$1.05
Second Quarter	$1.78	$0.85
Third Quarter	$1.59	$1.02
Fourth Quarter	$1.92	$1.22

Fiscal Year ended December 31, 2014
First Quarter	$1.80	$1.53
Second Quarter	$1.83	$1.32
Third Quarter	$1.38	$1.17
Fourth Quarter	$1.30	$0.99

Fiscal Year ending December 31, 2015
First Quarter	$1.40	$1.12
Second Quarter	$1.65	$1.14
Third Quarter (through August 19, 2015)	$2.42	$1.61

As of August 4, 2015, there were 62 holders of record of our Common Stock. On August 19, 2015, the last sale price reported on the NYSE MKT for our Common Stock was $2.10 per share.

DIVIDEND POLICY

We have never declared or paid cash dividends on our capital stock. We do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. We currently intend to retain all available funds and future earnings, if any, to fund the development and growth of our business. As a result, capital appreciation, if any, of our Common Stock will be our stockholders’ sole source of potential gain for the foreseeable future.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and our capitalization as of June 28, 2015:

•	on an actual basis; and

•	on an as adjusted basis to give effect to the sale by us of shares of our Common Stock issued in these offerings, after deducting the estimated underwriting discounts and commissions and estimated offering expenses payable by us.

The table should be read in conjunction with the unaudited condensed consolidated financial statements of the Company as of June 28, 2015, including the notes thereto, and the management’s discussion and analysis of financial condition and results of operations for the three and six months ended June 28, 2015 incorporated by reference in this prospectus supplement. The table below in its presentation of the actual as of June 28, 2015 information excludes 281,040 shares of Common Stock issued upon the vesting of outstanding restricted stock units on August 4, 2015 and 26,282 shares of Common Stock issued on July 31 and August 3, 2015 upon exercise of outstanding vested stock options which are included in the presentation of the as adjusted capitalization.

	June 28, 2015
	Actual	As adjusted
	(In thousands, except share data) (unaudited)
Cash and cash equivalents	$18,382	$

Long-term liabilities	1004

Stockholders’ equity:
Preferred stock, par value $0.001 per share; 1,000,000 shares authorized; no shares issued and outstanding, actual and as adjusted	—		—
Common stock, par value $0.001 per share; 100,000,000 shares authorized; 33,774,631 shares issued and outstanding as of June 28, 2015, actual; [ ] shares issued and outstanding, as adjusted	33
Additional paid-in capital	145,380
Treasury stock, at cost; 701,754 shares as of June 28, 2015	(2,209)
Accumulated other comprehensive income	288
Accumulated deficit	(102,378)

Total stockholders’ equity	41,114

Total capitalization	$42,118

The number of shares of Common Stock to be outstanding immediately after these offerings is based on 33,380,199 shares of Common Stock outstanding as of August 4, 2015 which includes 33,072,877 shares of Common Stock outstanding reported in our Quarterly Report on Form 10-Q filed for the period ended June 28, 2015, 281,040 shares of Common Stock issued on August 3, 2015 upon the vesting of outstanding restricted stock units and 26,282 shares of Common Stock issued on July 31 and August 3, 2015 upon exercise of outstanding vested stock options, and excludes:

•	701,754 shares of treasury stock as of August 4, 2015;

•	8,217,192 shares of Common Stock issuable upon the exercise of stock options outstanding as of August 4, 2015 with a weighted-average exercise price of $2.31 per share;

•	3,364,340 shares of Common Stock issuable upon the vesting of restricted stock units outstanding as of August 4, 2015;

•	2,856,578 shares of Common Stock reserved for future issuance under our equity incentive plans as of August 4, 2015; and

•	158,240 shares of Common Stock issuable upon exercise of warrants outstanding as of August 4, 2015.

DILUTION

The Company’s unaudited net tangible book value as of June 28, 2015 was $28.8 million, or $0.87 per share. Net tangible book value per share represents the total amount of our tangible assets reduced by the total amount of our liabilities and divided by the number of shares outstanding on June 28, 2015 of 33,072,877, excluding treasury shares.

Our unaudited net tangible book value as of June 28, 2015, as adjusted after giving effect to the issuance and sale by us of shares in these offerings, would be $[        ] million, or $[        ] per share based on shares outstanding upon completion of these offerings.

Based on the public offering price of $[        ] per share, this represents an immediate increase in pro forma net tangible book value at June 28, 2015 of $[        ] per share to existing shareholders and an immediate dilution of $[        ] per share to new investors purchasing our shares in these offerings.

Dilution per share represents the difference between the price per share to be paid for the shares sold by us in these offerings and the pro forma net tangible book value per share immediately after these offerings. The following table illustrates this per share dilution for purchasers of Common Stock in these offerings:

Public offering price per share		$
Net tangible book value per share as of June 28, 2015	$0.87
Increase in net tangible book value per share attributable to new investors

Net tangible book value per share after the offerings

Dilution per share to new investors in these offerings		$

The foregoing table excludes the following, each as of June 28, 2015:

•	701,754 shares of treasury stock;

•	8,245,528 shares of Common Stock issuable upon the exercise of stock options outstanding with a weighted-average exercise price of $2.31 per share;

•	3,650,644 shares of Common Stock issuable upon the vesting of restricted stock units outstanding;

•	3,003,051 shares of Common Stock reserved for future issuance under our equity incentive plans; and

•	158,240 shares of Common Stock issuable upon exercise of warrants outstanding.

DESCRIPTION OF SECURITIES

In these offerings, we and the Selling Stockholders are offering shares of Common Stock. Our Common Stock is accompanied by the Rights under the Rights Agreement, relating to the purchase shares of our Series A Preferred. The material terms and provisions of our Common Stock and the Rights are described under the caption “Description of Our Capital Stock” starting on page 7 of the accompanying prospectus for the Primary Offering or starting on page 3 of the accompanying Secondary Offering Reoffer Prospectus. There were 33,380,199 shares of Common Stock outstanding (excluding treasury shares) and no shares of preferred stock outstanding as of August 4, 2015.

SELLING STOCKHOLDERS

The Selling Stockholders named below are reoffering and reselling 282,000 Shares in the Secondary Offering. The Selling Stockholders, who are officers and directors of the Company, may resell all, a portion or none of such shares of Common Stock from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of August 4, 2015, (1) the number of shares of our Common Stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to the Secondary Offering; and (3) the number and percent of the [            ] shares of our Common Stock outstanding upon completion of these offerings beneficially owned by such Selling Stockholder after the offerings, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s shares of Common Stock.

			Shares of Common Stock Beneficially Owned after Offerings (2)(3)
Name of Selling Stockholder (1)	Shares of Common Stock Beneficially Owned Prior to Offerings (2)	Shares of Common Stock to be Sold	Number	Percent
Avi Katz	3,420,044	250,000	3,170,044	[	]%
Andrea Betti-Berutto	1,180,340	27,000	1,153,340	[	]%
John J. Mikulsky	260,617	5,000	255,617	*

*	Represents less than 1% of our outstanding Common Stock.
(1)	All individuals named are current officers or directors of us.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of Common Stock and (ii) options for Common Stock that have vested or will vest within 60 days of August 20, 2015, as follows: 2,928,042 for Dr. Katz, 1,071,982 for Mr. Betti-Berutto and 61,875 for Mr. Mikulsky.
(3)	Assumes (i) that all shares of Common Stock registered hereunder are sold, and (ii) total issued and outstanding shares of Common Stock of [ ] upon completion of these offerings, as required by the rules of the SEC.

DETERMINATION OF OFFERING PRICE

Our Common Stock is currently listed on the NYSE MKT. The underwriters, however, are not obligated to make a market in our securities, and even if they choose to make a market, they can discontinue at any time without notice. Neither we nor the underwriters can provide any assurance that an active and liquid trading market in our securities will develop further or, if developed further, that the market will continue.

The public offering price of the shares offered by this prospectus has been determined by negotiation between us and the underwriters. Among the factors considered in determining the public offering price of the shares were:

•	our history and our prospects;

•	the industry in which we operate;

•	our past and present operating results;

•	the previous experience of our executive officers; and

•	the general condition of the securities markets at the time of these offerings.

The offering price stated on the cover page of this prospectus should not be considered an indication of the actual value of the shares. That price is subject to change as a result of market conditions and other factors, and we cannot assure you that the shares can be resold at or above the public offering price.

UNDERWRITING

We and the Selling Stockholders have entered into an underwriting agreement with the several underwriters set forth in the table below with respect to the shares of Common Stock being offered hereby. Subject to certain conditions, we have agreed to sell to each underwriter, and each underwriter has severally and not jointly agreed to purchase from us the number of shares of our Common Stock indicated in the following table. Cowen and Company, LLC and Roth Capital Partners are the representative of the underwriters. We refer to the several underwriters listed in the table below as the “underwriters.”

Underwriter	Number of Shares
Cowen and Company, LLC
Roth Capital Partners, LLC
Craig-Hallum Capital Group LLC
Total

In addition, each Selling Stockholder has agreed, severally and not jointly, to sell to each underwriter such number of shares as set forth opposite such Selling Stockholder’s name in the table in the section of this prospectus supplement entitled “Selling Stockholders,” and each underwriter has severally and not jointly agreed to purchase such shares from each Selling Stockholder in such underwriter’s respective proportion to the shares being purchased by such underwriter in the above table.

Our Common Stock trades on the NYSE MKT under the symbol “GIG.”

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of Common Stock offered by this prospectus supplement and the accompanying prospectuses is subject to the approval of certain legal matters by counsel for the representative and to certain other conditions. Each underwriter is obligated, severally and not jointly, to purchase all of the shares of Common Stock offered hereby if any such shares are purchased.

We have granted the underwriters an option, exercisable at any time (but not more than once), in whole or in part, for a period of 30 days from the date of this prospectus supplement, to buy up to an additional [            ] shares of our Common Stock from us at the public offering price, less the underwriting discounts and commissions, to cover overallotments, if any.

Discounts, Commissions and Expenses

The underwriters propose to offer the shares of Common Stock purchased from us and the Selling Stockholders pursuant to the underwriting agreement to the public at the public offering price per share set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $[        ] per share. After these offerings, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

In connection with the sale of the Common Stock to be purchased by the underwriters from us and the Selling Stockholders, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters’ commissions and discounts will be $[        ] per share, based on the public offering price per share set forth on the cover page of this prospectus supplement. The underwriting discount was determined through arms’ length negotiations between GigOptix and the underwriters.

In addition, we have agreed to reimburse Cowen and Company, LLC and Roth Capital Partners at closing for all reasonable filing fees and reasonable fees and disbursements of the representatives’ counsel incurred in connection with the qualification of the shares of Common Stock being offered in these offerings and in connection with any FINRA filing and all reasonable out-of-pocket expenses that have been incurred by Cowen and Company, LLC and Roth Capital Partners in connection with these offerings, up to a maximum aggregate of $100,000. We estimate that expenses payable by us in connection with these offerings of our securities, other than the underwriting discounts and commissions, will be approximately $[        ]. Furthermore, the underwriters have agreed to reimburse the Selling Stockholders for certain expenses in connection with the Secondary Offering in an amount equal to $[        ]. The following table shows the underwriting discounts and commissions payable to the underwriters by us in connection with these offerings (assuming both the exercise and non-exercise of the overallotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Overallotment Option	With Overallotment Option	Without Overallotment Option	With Overallotment Option
Public Offering Price	$	$	$	$
Underwriting discounts and commissions paid by us	$	$	$	$
Underwriting discounts and commissions paid by the Selling Stockholders	$	$	$	$

Indemnification

Pursuant to the underwriting agreement, we, and each of the Selling Stockholders, severally and jointly, have agreed to indemnify each underwriter against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that each underwriter or such other indemnified parties may be required to make in respect of those liabilities.

Restrictions on Future Sales

We have agreed not to (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for our Common Stock, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock, or (iii) file any registration statement with the SEC relating to the offering of any shares of our Common Stock or any securities convertible into or exercisable or exchangeable for shares of our Common Stock, without the prior written consent of Cowen and Company, LLC and Roth Capital Partners for a period of 90 days (the “Lock-up Period”), following the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future issuances are subject to exceptions for (i) the issuance of securities sold in these offerings, (ii) the issuance of shares of our Common Stock upon the exercise of outstanding options or warrants and the vesting of restricted stock units, (iii) the issuance of employee stock options not exercisable during the Lock-up Period and the grant, redemption or forfeiture of restricted stock awards or units pursuant to our equity incentive plans or as new employee inducement grants and (iv) the issuance of Common Stock or warrants to purchase Common Stock in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing.

In addition, each of our directors and executive officers has entered into a lock-up agreement with Cowen and Company, LLC and Roth Capital Partners, as representative of the underwriters. Under the lock-up agreements, the directors and executive officers may not, directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including short sales), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, or the Exchange Act), or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of any shares of our Common Stock or securities convertible into or exchangeable for shares of our Common Stock, or publicly announce any intention to do any of the foregoing, without the prior written consent of the representative, for a period of 60 days, subject to the exception of the shares of Common Stock sold in the Secondary Offering. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors and executive officers are also subject to exceptions for transfers (i) as a bona fide gift or gifts to immediate family members who agree to be bound by these restrictions, (ii) by will or the laws of descent and distribution or to one or more trusts for bona fide estate planning purposes, or (iii) to us or as may be required under any of our benefit plans. The lock-up agreements do not restrict the ability of the directors and executive officers from purchasing shares of our Common Stock on the open market or under an employee stock purchase plan of the Company or exercising any options or other convertible securities granted under any benefit plan of the Company.

Electronic Distribution

This prospectus supplement and the accompanying prospectuses may be made available in electronic format on websites or through other online services maintained by an underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectuses in electronic format, the information on an underwriter’s websites or our website and any information contained in any other websites maintained by an underwriters or by us is not part of this prospectus supplement, the accompanying prospectuses or the registration statements of which this prospectus supplement and the accompanying prospectuses forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of our shares of Common Stock offered hereby is completed, SEC rules may limit the underwriters from bidding for and purchasing our shares of Common Stock.

In connection with the offering the underwriters may engage in stabilizing transactions, overallotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

•	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

•	Overallotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares overallotted by the underwriters is not greater than the number of shares that such underwriters may purchase in the overallotment option. In a naked short position, the number of shares involved is greater than the number of shares in the overallotment option. The underwriters may close out any covered short position by either exercising the overallotment option and/or purchasing shares in the open market.

•	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, each underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which it may purchase shares through the overallotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the overallotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

•	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition, neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Affiliations

The underwriters and/or their respective affiliates have provided, and may in the future provide, various investment banking and other financial services for us for which services such underwriters have received and, may in the future receive, customary fees. Except for services provided in connection with these offerings, none of the underwriters have provided any investment banking or other financial services during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any of the underwriters to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

Advisory Services

We have engaged certain advisors to provide us with strategic advisory services in connection with these offerings. In consideration of such advisory services, we have agreed to pay aggregate fees of no more than $150,000.

Selling Restrictions

European Economic Area

This prospectus supplement and the accompanying prospectuses do not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with these offerings. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of Common Stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectuses may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

(a)	to any legal entity which is a qualified investor as defined in the Prospectus Directive authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representatives of the underwriters for any such offer; or

(c)	in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

United Kingdom

This prospectus supplement and the accompanying prospectuses are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the “FSMA”) by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectuses outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49 (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as “Relevant Persons”). This prospectus supplement and the accompanying prospectuses must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectuses relate is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Each underwriter has represented, warranted and agreed, severally and not jointly, that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

(b)	it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigOptix, will issue a legal opinion concerning the validity of the issuance of the common stock offered by this prospectus supplement and the accompanying prospectuses. K&L Gates LLP, Los Angeles, California is counsel to Cowen and Company, LLC and Roth Capital Partners, LLC in connection with these offerings.

EXPERTS

The consolidated financial statements of GigOptix as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, incorporated in this prospectus supplement by reference to the GigOptix Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectuses are part of the registration statements on Form S-3 and Form S-8 that we filed with the SEC under the Securities Act and do not contain all of the information set forth in the registration statements. Whenever we make reference in this prospectus supplement or the accompanying prospectuses to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are part of the registration statements or the exhibits to the reports or other documents incorporated by reference in this prospectus supplement and the accompanying prospectuses for a copy of each such contract, agreement or other document.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigoptix.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus and may disclose a change in our business, prospectus, financial condition, or other affairs after the date of this prospectus supplement. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 17, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29 and June 28, 2015, filed with the SEC on May 7 and August 6, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 10, March 30, May 18, June 4, June 19 and August 7, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of these offerings, including all such documents we may file with the SEC after the date of this prospectus supplement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into, and deemed to be part of , this prospectus supplement from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus supplement, but not delivered with the prospectus supplement, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

PROSPECTUS

$30,000,000

GigOptix, Inc. may offer, from time to time:

• common stock	• preferred stock
• debt securities	• warrants

All of the securities listed above may be sold separately or as units with other securities.

This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. You should read this prospectus and any supplement carefully before you purchase any of our securities.

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on March 10, 2015 was $1.27 per share. There is currently no market for the other securities which we may offer. The aggregate public offering price of all securities under this prospectus will not exceed $30,000,000.

As of March 10, 2015, the aggregate market value of our common equity held by non-affiliates was approximately $41.2 million, based on an aggregate of 32,616,859 shares of common stock outstanding, of which 31,696,685 shares were held by non-affiliates, and a price per share of $1.30, the average of the high and low trading prices of our common stock on the NYSE MKT on the same date. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the period of 12 calendar months immediately prior to, and including, the date of this prospectus. We are not a shell company, nor have we been a shell company at any time previously. Furthermore, so long as we are subject to Instruction I.B.6 of Form S-3, under no circumstances shall we offer securities under the Registration Statement in any 12 calendar month period having an aggregate market value greater than one-third of the aggregate market value of the voting and non-voting common equity held by our nonaffiliates.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page PO-5 of this prospectus and in the applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. If we use underwriters, dealers or agents to sell the securities, we will name them and describe their compensation in a prospectus supplement. In addition, the underwriters may over allot a portion of the securities.

The date of this prospectus is March 30, 2015.

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf process, we may, from time to time, offer or sell any combination of the securities described in this prospectus in one or more offerings.

This prospectus provides you with a general description of the securities offered by us. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add to, update or change information contained in the prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement.

The prospectus supplement to be attached to the front of this prospectus may describe, as applicable: the terms of the securities offered; the initial price to the public; the price paid for the securities; net proceeds; and the other specific terms related to the offering of the securities.

You should only rely on the information contained or incorporated by reference in this prospectus and any prospectus supplement or issuer free writing prospectus relating to a particular offering. We have not authorized any other person to provide you with different information. You should read this entire prospectus and any prospectus supplement and any related issuer free writing prospectus, as well as the documents incorporated by reference into this prospectus or any prospectus supplement, before making an investment decision. We do not imply or represent by delivering this prospectus that GigOptix, Inc., or its business, is unchanged after the date on the front of this prospectus or that the information in this prospectus is correct as any time after such date.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus or incorporated herein by reference. This summary is not complete and does not contain all of the information that you should consider before deciding to invest in our securities. We urge you to carefully read this entire prospectus and the information incorporated by reference herein carefully, including the “Risk Factors” section. In this prospectus, unless the context indicates otherwise, the terms “company,” “we,” “us,” and “our” refer to GigOptix, Inc., and its subsidiaries.

GigOptix, Inc.

Overview

We are a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Our products address the needs of emerging high-growth markets, such as long haul and metro telecommunications (telecom) applications, as well as Cloud data communications (datacom) and datacenter connectivity, point-to-point wireless backhaul, and interactive high speed applications for the consumer electronics, industrial, defense and avionics industries. We focus on the specification, design, development and sale of analog semiconductor integrated circuits (ICs), multi-chip module (MCM) solutions, and digital and mixed signal application-specific integrated circuits (ASICs), as well as wireless communications ICs, millimeter monolithic microwave integrated circuits (MMICs) and modules. We believe we are an industry leader in the fast growing market for electronic solutions that enable high-speed optical and wireless connections that are found in telecom, datacom and storage systems, and intend to maintain this position in consumer electronics and computing systems.

The business is made up of two product lines: our High-Speed Communications (HSC) product line and our Industrial product line. Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, generating engineering project revenues through the development stage and larger future product revenue through these customers and general market availability.

Through our HSC product line, we offer a broad portfolio of high performance optical and wireless components to telecom and datacom customers, including (i) mixed signal radio frequency integrated circuits (RFIC); (ii) 10 to 400 gigabit per second (Gbps) laser and optical drivers and trans-impedance amplifiers (TIA) for telecom, datacom, and consumer electronic fiber-optic applications; (iii) power amplifiers and transceivers for MMIC wireless applications including power amplifiers and transceiver chips at frequencies higher than 50 GHz; (iv) integrated systems in a package (SIP) solutions for both fiber-optic and wireless applications; and (v) radio frequency (RF) chips for various consumer applications such as global navigation satellite systems (GNSS).

Through our Industrial product line, we offer a wide range of digital and mixed-signal ASIC solutions for industrial, military, avionics, medical and communications markets.

Since inception in July 2007, we have expanded our customer base by acquiring and integrating seven businesses with complementary products and customers. In so doing, we have expanded our device product line in multiple areas, growing our communication device offering from a few leading 10 Gbps ultra-long haul optical drivers, to a line of products that includes: drivers, receivers and TIAs for 2 to 400 Gbps optical applications; power amplifiers; transceiver devices for 50 to 100 GHz; and custom ASICs spanning 0.6um to 40nm technology nodes. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

During the third quarter of 2014, we acquired substantially all of the assets of Tahoe RF Semiconductor, Inc. (Tahoe RF). Through the acquisition, we have added RF/analog RFIC technology to our product portfolio and 10 employees to our team, who are primarily RF engineers focused on the high growth areas of E-Band and V-Band wireless technologies.

Corporate Information

GigOptix, Inc., the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (Lumera), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (iTerra) and Helix Semiconductors AG (Helix) in January 2008. In November 2009, we acquired ChipX, Incorporated (ChipX). In June 2011, we acquired Endwave Corporation (Endwave). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the Joint Venture Agreement) and established BrPhotonics Produtos Optoeletrônicos LTDA. (BrP) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD – Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a lead optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigoptix.com. We have not incorporated the information on our website by reference into this prospectus, and you should not consider it to be part of this prospectus.

The Securities We May Offer

We may offer or sell up to $30,000,000 of common stock, preferred stock, debt securities and warrants in one or more offerings and in any combination either individually or as units comprised of one or more of the other securities. Each time we offer securities with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth below under “Plan of Distribution.” We, as well as any agents acting on our or their behalf, reserve the sole right to accept and to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. Currently, we do not pay a dividend. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

We may issue preferred stock in one or more series. Our board of directors or a committee designated by the board will determine the dividend, voting and conversion rights and other provisions at the time of sale. Each series of preferred stock will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of liquidation, dissolution or the winding up of GigOptix, Inc., voting rights and rights to convert into common stock.

Warrants

We may issue warrants for the purchase of common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The senior debt securities will have the same rank as all of our other unsubordinated debt. The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The senior and subordinated debt securities will be issued under separate indentures between us and a trustee. We have summarized the general features of the debt securities to be governed by the indentures.

These indentures have been filed as exhibits to the Registration Statement of which this prospectus forms a part. We encourage you to read these indentures. Instructions on how you can get copies of these documents are provided under the heading “Where You Can Find More Information.”

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A” — “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this prospectus and the documents incorporated by reference in this prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;

•	our ability to remain competitive in the markets we serve;

•	the effects of future economic, business and market conditions;

•	consolidation in the industry we serve;

•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish and maintain effective internal controls over our financial reporting;

•	risks relating to the transaction of business internationally;

•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	investments in research and development;

•	protection and enforcement or our intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;

•	our exposure to product liability claims resulting from the use of our products;

•	the loss of one or more of our significant customers, or the diminished demand for our products;

•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;

•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;

•	our reliance on third parties to provide services for the operation of our business;

•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;

•	the effects of war, terrorism, natural disasters or other catastrophic events;

•	our success at managing the risks involved in the foregoing items; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

USE OF PROCEEDS

Unless we state otherwise in the applicable prospectus supplement, we expect to use the net proceeds that we will receive from the sale of the securities for working capital and other general corporate purposes and we may also use a portion of our net proceeds to acquire, license and invest in complimentary products, technologies or businesses; however, we currently have no agreements or commitments to complete any such transaction and are not involved in negotiations to do so. Pending these uses, we may invest our net proceeds from this offering primarily in investment grade, interest-bearing securities.

The specific allotment of the proceeds we receive from the sale of our securities will be described in the applicable prospectus supplement.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the DGCL. For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 32,616,859 shares of common stock outstanding and no shares of preferred stock outstanding as of March 12, 2015.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigOptix entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;

•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;

•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and

•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;

•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;

•	limit the types of persons who may call a special meeting of stockholders; and

•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

DESCRIPTION OF THE DEBT SECURITIES

The debt securities may be either secured or unsecured and will either be our senior debt securities or our subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. Together, the senior indenture and the subordinated indenture are called indentures in this description. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The following is a summary of selected provisions and definitions of the indentures and debt securities to which any prospectus supplement may relate. The summary of selected provisions of the indentures and the debt securities appearing below is not complete and is subject to, and qualified entirely by reference to, all of the provisions of the applicable indenture and certificates evidencing the applicable debt securities. For additional information, you should look at the applicable indenture and the certificate evidencing the applicable debt security that is filed as an exhibit to the Registration Statement that includes the prospectus. In this description of the debt securities, the words “we,” “us,” or “our” refer only to GigOptix, Inc. and not to any of our subsidiaries, unless we expressly state or the context otherwise requires.

The following description sets forth selected general terms and provisions of the applicable indenture and debt securities to which any prospectus supplement may relate. Other specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series.

We are not limited as to the amount of debt securities we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series.

The prospectus supplement relating to a particular series of debt securities will set forth:

•	whether the debt securities are senior or subordinated;

•	the offering price;

•	the title;

•	any limit on the aggregate principal amount;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date;

•	the date or dates the principal will be payable;

•	the interest rate or rates, which may be fixed or variable, if any, the date from which interest will accrue, the interest payment dates and the regular record dates, or the method for calculating the dates and rates;

•	the place where payments may be made;

•	any mandatory or optional redemption provisions or sinking fund provisions and any applicable redemption or purchase prices associated with these provisions;

•	if issued other than in denominations of U.S. $1,000 or any multiple of U.S. $1,000, the denominations in which the debt securities shall be issuable;

•	if applicable, the method for determining how the principal, premium, if any, or interest will be calculated by reference to an index or formula;

•	if other than U.S. currency, the currency or currency units in which principal, premium, if any, or interest will be payable and whether we or a holder may elect payment to be made in a different currency;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at stated maturity will not be determinable as of any date prior to stated maturity, the amount or method for determining the amount which will be deemed to be the principal amount;

•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “Satisfaction and discharge; defeasance” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	whether the debt securities will be issuable in the form of a global security;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “Subordinated debt securities;”

•	any paying agents, authenticating agents, security registrars or other agents for the debt securities, if other than the trustee;

•	any provisions relating to any security provided for the debt securities, including any provisions regarding the circumstances under which collateral may be released or substituted;

•	any deletions of, or changes or additions to, the events of default, acceleration provisions or covenants;

•	any provisions relating to guaranties for the securities and any circumstances under which there may be additional obligors; and

•	any other specific terms of such debt securities.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at time of issuance is below market rates. The U.S. federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Exchange and transfer

Debt securities may be transferred or exchanged at the office of the security registrar or at the office of any transfer agent designated by us.

We will not impose a service charge for any transfer or exchange, but we may require holders to pay any tax or other governmental charges associated with any transfer or exchange.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

We will appoint the trustee as the initial security registrar. Any transfer agent, in addition to the security registrar initially designated by us, will be named in the prospectus supplement. We may designate additional transfer agents or change transfer agents or change the office of the transfer agent. However, we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

Global securities

The debt securities of any series may be represented, in whole or in part, by one or more global securities. Each global security will:

•	be registered in the name of a depositary, or its nominee, that we will identify in a prospectus supplement;

•	be deposited with the depositary or nominee or custodian; and

•	bear any required legends.

No global security may be exchanged in whole or in part for debt securities registered in the name of any person other than the depositary or any nominee unless:

•	the depositary has notified us that it is unwilling or unable to continue as depositary or has ceased to be qualified to act as depositary;

•	an event of default is continuing with respect to the debt securities of the applicable series; or

•	any other circumstance described in a prospectus supplement has occurred permitting or requiring the issuance of any such security.

As long as the depositary, or its nominee, is the registered owner of a global security, the depositary or nominee will be considered the sole owner and holder of the debt securities represented by the global security for all purposes under the indentures. Except in the above limited circumstances, owners of beneficial interests in a global security will not be:

•	entitled to have the debt securities registered in their names;

•	entitled to physical delivery of certificated debt securities; or

•	considered to be holders of those debt securities under the indenture.

Payments on a global security will be made to the depositary or its nominee as the holder of the global security. Some jurisdictions have laws that require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global security.

Institutions that have accounts with the depositary or its nominee are referred to as “participants.” Ownership of beneficial interests in a global security will be limited to participants and to persons that may hold beneficial interests through participants. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants.

Ownership of beneficial interests in a global security will be shown on and effected through records maintained by the depositary, with respect to participants’ interests, or any participant, with respect to interests of persons held by participants on their behalf.

Payments, transfers and exchanges relating to beneficial interests in a global security will be subject to policies and procedures of the depositary. The depositary policies and procedures may change from time to time. Neither any trustee nor we will have any responsibility or liability for the depositary’s or any participant’s records with respect to beneficial interests in a global security.

Payment and paying agents

Unless otherwise indicated in a prospectus supplement, the provisions described in this paragraph will apply to the debt securities. Payment of interest on a debt security on any interest payment date will be made to the person in whose name the debt security is registered at the close of business on the regular record date. Payment on debt securities of a particular series will be payable at the office of a paying agent or paying agents designated by us. However, at our option, we may pay interest by mailing a check to the record holder. The trustee will be designated as our initial paying agent.

We may also name any other paying agents in a prospectus supplement. We may designate additional paying agents, change paying agents or change the office of any paying agent. However, we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for payment on any debt security that remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us thereafter. The holder may look only to us for such payment.

No protection in the event of a change of control

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction, whether or not such transaction results in a change in control.

Covenants

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, the debt securities will not contain any financial or restrictive covenants.

Consolidation, merger and sale of assets

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, we may not consolidate with or merge into any other person (other than a subsidiary of us), in a transaction in which we are not the surviving corporation, or convey, transfer or lease our properties and assets substantially as an entirety to, any person (other than a subsidiary of GigOptix, Inc.), unless:

•	the successor entity, if any, is a U.S. corporation, limited liability company, partnership, trust or other business entity;

•	the successor entity assumes our obligations on the debt securities and under the indentures;

•	immediately after giving effect to the transaction, no default or event of default shall have occurred and be continuing; and

•	certain other conditions specified in the indenture are met.

Events of default

Unless we indicate otherwise in a prospectus supplement, the following will be events of default for any series of debt securities under the indentures:

(1)	we fail to pay principal of or any premium on any debt security of that series when due;

(2)	we fail to pay any interest on any debt security of that series for 30 days after it becomes due;

(3)	we fail to deposit any sinking fund payment when due;

(4)	we fail to perform any other covenant in the indenture and such failure continues for 90 days after we are given the notice required in the indentures; and

(5)	certain events involving our bankruptcy, insolvency or reorganization.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

The trustee may withhold notice to the holders of any default, except defaults in the payment of principal, premium, if any, interest, any sinking fund installment on, or with respect to any conversion right of, the debt securities of such series. However, the trustee must consider it to be in the interest of the holders of the debt securities of such series to withhold this notice.

Unless we indicate otherwise in a prospectus supplement, if an event of default, other than an event of default described in clause (5) above, shall occur and be continuing with respect to any series of debt securities, either the trustee or the holders of at least 25 percent in aggregate principal amount of the outstanding securities of that series may declare the principal amount and premium, if any, of the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, to be due and payable immediately.

Unless we indicate otherwise in a prospectus supplement, if an event of default described in clause (5) above shall occur, the principal amount and premium, if any, of all the debt securities of that series, or if any debt securities of that series are original issue discount securities, such other amount as may be specified in the applicable prospectus supplement, in each case together with accrued and unpaid interest, if any, thereon, will automatically become immediately due and payable. Any payment by us on the subordinated debt securities following any such acceleration will be subject to the subordination provisions described below under “Subordinated debt securities.”

Notwithstanding the foregoing, each indenture will provide that we may, at our option, elect that the sole remedy for an event of default relating to our failure to comply with our obligations described under the section entitled “Reports” below or our failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act will for the first 180 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the relevant series of debt securities at an annual rate equal to (i) 0.25% of the principal amount of such series of debt securities for the first 90 days after the occurrence of such event of default and (ii) 0.50% of the principal amount of such series of debt securities from the 91st day to, and including, the 180th day after the occurrence of such event of default, which we call “additional interest.” If we so elect, the additional interest will accrue on all outstanding debt securities from and including the date on which such event of default first occurs until such violation is cured or waived and shall be payable on each relevant interest payment date to holders of record on the regular record date immediately preceding the interest payment date. On the 181st day after such event of default (if such violation is not cured or waived prior to such 181st day), the debt securities will be subject to acceleration as provided above. In the event we do not elect to pay additional interest upon any such event of default in accordance with this paragraph, the debt securities will be subject to acceleration as provided above.

In order to elect to pay the additional interest as the sole remedy during the first 180 days after the occurrence of any event of default relating to the failure to comply with the reporting obligations in accordance with the preceding paragraph, we must notify all holders of debt securities and the trustee and paying agent of such election prior to the close of business on the first business day following the date on which such event of default occurs. Upon our failure to timely give such notice or pay the additional interest, the debt securities will be immediately subject to acceleration as provided above.

After acceleration, the holders of a majority in aggregate principal amount of the outstanding securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the non-payment of accelerated principal, or other specified amounts or interest, have been cured or waived.

Other than the duty to act with the required care during an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request of the holders unless the holders shall have offered to the trustee reasonable indemnity. Generally, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee.

A holder of debt securities of any series will not have any right to institute any proceeding under the indentures, or for the appointment of a receiver or a trustee, or for any other remedy under the indentures, unless:

(1)	the holder has previously given to the trustee written notice of a continuing event of default with respect to the debt securities of that series;

(2)	the holders of at least 25 percent in aggregate principal amount of the outstanding debt securities of that series have made a written request and have offered reasonable indemnity to the trustee to institute the proceeding; and

(3)	the trustee has failed to institute the proceeding and has not received direction inconsistent with the original request from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series within 60 days after the original request.

Holders may, however, sue to enforce the payment of principal, premium or interest on any debt security on or after the due date or to enforce the right, if any, to convert any debt security (if the debt security is convertible) without following the procedures listed in (1) through (3) above.

We will furnish the trustee an annual statement from our officers as to whether or not we are in default in the performance of the conditions and covenants under the indenture and, if so, specifying all known defaults.

Modification and waiver

Unless we indicate otherwise in a prospectus supplement, the applicable trustee and we may make modifications and amendments to an indenture with the consent of the holders of a majority in aggregate principal amount of the outstanding securities of each series affected by the modification or amendment.

We may also make modifications and amendments to the indentures for the benefit of holders without their consent, for certain purposes including, but not limited to:

•	providing for our successor to assume the covenants under the indenture;

•	adding covenants or events of default;

•	making certain changes to facilitate the issuance of the securities;

•	securing the securities;

•	providing for a successor trustee or additional trustees;

•	conforming the indenture to the description of the debt securities set forth in this prospectus or the accompanying prospectus supplement;

•	curing any ambiguities or inconsistencies;

•	providing for guaranties of, or additional obligors on, the securities;

•	permitting or facilitating the defeasance and discharge of the securities; and

•	other changes specified in the indenture.

However, neither the trustee nor we may make any modification or amendment without the consent of the holder of each outstanding security of that series affected by the modification or amendment if such modification or amendment would:

•	change the stated maturity of any debt security;

•	reduce the principal, premium, if any, or interest on any debt security or any amount payable upon redemption or repurchase, whether at our option or the option of any holder, or reduce the amount of any sinking fund payments;

•	reduce the principal of an original issue discount security or any other debt security payable on acceleration of maturity;

•	change the place of payment or the currency in which any debt security is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	if subordinated debt securities, modify the subordination provisions in a materially adverse manner to the holders;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	change the provisions in the indenture that relate to modifying or amending the indenture.

Satisfaction and discharge; defeasance

We may be discharged from our obligations on the debt securities, subject to limited exceptions, of any series that have matured or will mature or be redeemed within one year if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must irrevocably deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations or, in the case of debt securities denominated in a currency other than U.S. dollars, cash in the currency in which such series of securities is denominated and/or foreign government obligations. As a condition to either of the above elections, for debt securities denominated in U.S. dollars we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the action.

With respect to debt securities of any series that are denominated in a currency other than United States dollars, “foreign government obligations” means:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in Euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of such members is pledged, which in each case are not callable or redeemable at the option of the issuer thereof; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of a government described in the bullet above the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which are not callable or redeemable at the option of the issuer thereof.

Reports

The indentures provide that any reports or documents that we file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act will be filed with the trustee within 15 days after the same is filed with the SEC. Documents filed by us with the SEC via the EDGAR system will be deemed filed with the trustee as of the time such documents are filed with the SEC.

Notices

Notices to holders will be given by mail to the addresses of the holders in the security register.

Governing law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

No personal liability of directors, officers, employees and stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Regarding the trustee

The indentures limit the right of the trustee, should it become our creditor, to obtain payment of claims or secure its claims.

The trustee will be permitted to engage in certain other transactions with us. However, if the trustee acquires any conflicting interest, and there is a default under the debt securities of any series for which it is trustee, the trustee must eliminate the conflict or resign.

Subordinated debt securities

The following provisions will be applicable with respect to each series of subordinated debt securities, unless otherwise stated in the prospectus supplement relating to that series of subordinated debt securities.

The indebtedness evidenced by the subordinated debt securities of any series is subordinated, to the extent provided in the subordinated indenture and the applicable prospectus supplement, to the prior payment in full, in cash or other payment satisfactory to the holders of senior debt, of all senior debt, including any senior debt securities.

Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, whether voluntary or involuntary, marshalling of assets, assignment for the benefit of creditors, or in bankruptcy, insolvency, receivership or other similar proceedings, payments on the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt.

In the event of any acceleration of the subordinated debt securities of any series because of an event of default with respect to the subordinated debt securities of that series, holders of any senior debt would be entitled to payment in full in cash or other payment satisfactory to holders of senior debt of all senior debt before the holders of subordinated debt securities are entitled to receive any payment or distribution.

In addition, the subordinated debt securities will be structurally subordinated to all indebtedness and other liabilities of our subsidiaries, including trade payables and lease obligations. This occurs because our right to receive any assets of our subsidiaries upon their liquidation or reorganization, and your right to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors, except to the extent that we are recognized as a creditor of such subsidiary. If we are recognized as a creditor of that subsidiary, our claims would still be subordinate to any security interest in the assets of the subsidiary and any indebtedness of the subsidiary senior to us.

We are required to promptly notify holders of senior debt or their representatives under the subordinated indenture if payment of the subordinated debt securities is accelerated because of an event of default.

Under the subordinated indenture, we may also not make payment on the subordinated debt securities if:

•	a default in our obligations to pay principal, premium, if any, interest or other amounts on our senior debt occurs and the default continues beyond any applicable grace period, which we refer to as a payment default; or

•	any other default occurs and is continuing with respect to designated senior debt that permits holders of designated senior debt to accelerate its maturity, which we refer to as a non-payment default, and the trustee receives a payment blockage notice from us or some other person permitted to give the notice under the subordinated indenture.

We will resume payments on the subordinated debt securities:

•	in case of a payment default, when the default is cured or waived or ceases to exist, and

•	in case of a nonpayment default, the earlier of when the default is cured or waived or ceases to exist or 179 days after the receipt of the payment blockage notice.

No new payment blockage period may commence on the basis of a nonpayment default unless 365 days have elapsed from the effectiveness of the immediately prior payment blockage notice. No nonpayment default that existed or was continuing on the date of delivery of any payment blockage notice to the trustee shall be the basis for a subsequent payment blockage notice.

As a result of these subordination provisions, in the event of our bankruptcy, dissolution or reorganization, holders of senior debt may receive more, ratably, and holders of the subordinated debt securities may receive less, ratably, than our other creditors. The subordination provisions will not prevent the occurrence of any event of default under the subordinated indenture.

The subordination provisions will not apply to payments from money or government obligations held in trust by the trustee for the payment of principal, interest and premium, if any, on subordinated debt securities pursuant to the provisions described under the section entitled “Satisfaction and discharge; defeasance,” if the subordination provisions were not violated at the time the money or government obligations were deposited into trust.

If the trustee or any holder receives any payment that should not have been made to them in contravention of subordination provisions before all senior debt is paid in full in cash or other payment satisfactory to holders of senior debt, then such payment will be held in trust for the holders of senior debt.

Senior debt securities will constitute senior debt under the subordinated indenture.

Additional or different subordination provisions may be described in a prospectus supplement relating to a particular series of debt securities.

Definitions

“Designated senior debt” means our obligations under any particular senior debt in which the instrument creating or evidencing the same or the assumption or guarantee thereof, or related agreements or documents to which we are a party, expressly provides that such indebtedness shall be designated senior debt for purposes of the subordinated indenture. The instrument, agreement or other document evidencing any designated senior debt may place limitations and conditions on the right of such senior debt to exercise the rights of designated senior debt.

“Indebtedness” means the following, whether absolute or contingent, secured or unsecured, due or to become due, outstanding on the date of the indenture for such series of securities or thereafter created, incurred or assumed:

•	our indebtedness evidenced by a credit or loan agreement, note, bond, debenture or other written obligation;

•	all of our obligations for money borrowed;

•	all of our obligations evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind,

•	our obligations:

•	as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles, or

•	as lessee under leases for facilities, capital equipment or related assets, whether or not capitalized, entered into or leased for financing purposes;

•	all of our obligations under interest rate and currency swaps, caps, floors, collars, hedge agreements, forward contracts or similar agreements or arrangements;

•	all of our obligations with respect to letters of credit, bankers’ acceptances and similar facilities, including reimbursement obligations with respect to the foregoing;

•	all of our obligations issued or assumed as the deferred purchase price of property or services, but excluding trade accounts payable and accrued liabilities arising in the ordinary course of business;

•	all obligations of the type referred to in the above clauses of another person, the payment of which, in either case, we have assumed or guaranteed, for which we are responsible or liable, directly or indirectly, jointly or severally, as obligor, guarantor or otherwise, or which are secured by a lien on our property; and

•	renewals, extensions, modifications, replacements, restatements and refundings of, or any indebtedness or obligation issued in exchange for, any such indebtedness or obligation described in the above clauses of this definition.

“Senior debt” means the principal of, premium, if any, and interest, including all interest accruing subsequent to the commencement of any bankruptcy or similar proceeding, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding, and rent payable on or in connection with, and all fees and other amounts payable in connection with, our indebtedness. However, senior debt shall not include:

•	any debt or obligation if its terms or the terms of the instrument under which or pursuant to which it is issued expressly provide that it shall not be senior in right of payment to the subordinated debt securities or expressly provide that such indebtedness is on the same basis or “junior” to the subordinated debt securities; or

•	debt to any of our subsidiaries, a majority of the voting stock of which is owned, directly or indirectly, by us.

“Subsidiary” means a corporation more than 50% of the outstanding voting stock of which is owned, directly or indirectly, by us or by one or more of our other subsidiaries or by a combination of us and our other subsidiaries. For purposes of this definition, “voting stock” means stock or other similar interests which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of common stock, preferred stock or debt securities or any combination thereof. Warrants may be issued independently or together with common stock, preferred stock or debt securities and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement relating to the specific warrants being offered for the complete terms of the warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•	the designation, stated value and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;

•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;

•	United States Federal income tax consequences applicable to the warrants; and

•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.

Holders of equity warrants will not be entitled:

•	to vote, consent or receive dividends;

•	receive notice as stockholders with respect to any meeting of stockholders for the election of our directors or any other matter; or

•	exercise any rights as stockholders of GigOptix, Inc.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations. Debt warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the prospectus supplement. Prior to the exercise of their debt warrants, holders of debt warrants will not have any of the rights of holders of the debt securities purchasable upon exercise and will not be entitled to payment of principal or any premium, if any, or interest on the debt securities purchasable upon exercise.

PLAN OF DISTRIBUTION

We may sell the securities covered by this prospectus from time to time in one or more offerings. Registration of the securities covered by this prospectus does not mean, however, that those securities will necessarily be offered or sold.

We may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

We may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

We will describe the method of distribution of the securities and the terms of the offering in the prospectus supplement.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or in a post-effective amendment.

Underwriters, dealers and agents may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between us and the underwriters, dealers and agents.

We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers, as their agents in connection with the sale of securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by the underwriters, dealers or agents may be treated as underwriting discounts and commissions. The prospectus supplement will identify any such underwriter, dealer or agent and describe any compensation received by them from us. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Any common stock sold pursuant to a prospectus supplement will be listed for trading on the NYSE MKT or other principal market for our common stock. We may apply to list any series of debt securities, preferred stock or warrants on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

Any underwriter may engage in over-allotment transactions, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time. We make no representation or prediction as to the direction or magnitude of any effect that such transactions may have on the price of the securities. For a description of these activities, see the information under the heading “Underwriting” or “Plan of Distribution” in the applicable prospectus supplement.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigOptix, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigOptix, Inc. as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigoptix.com. Information contained on our website or that can be accessed through our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 17, 2015;

•	our Current Report on Form 8-K filed with the SEC on March 10, 2015;

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description; and

•	the description of the terms, rights and provisions applicable to the Series A Junior Preferred Stock purchase rights contained in GigOptix Inc.’s Registration Statement No. 000-54572 on Form 8-A, filed with the SEC on December 22, 2011, as amended by Amendment No. 1 to Registration Statement No. 000-54572 on Form 8-A/A, filed with the SEC on December 19, 2014.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this prospectus and deemed to be part of this prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. You should direct written requests to: GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

REOFFER PROSPECTUS

282,000 Shares of Common Stock

This Reoffer Prospectus may be used by certain stockholders to whom we have previously issued shares of our common stock, par value $0.001 per share made upon the exercise or vesting of equity incentive awards granted under the GigOptix, Inc. 2008 Equity Incentive Plan (the “2008 Plan”) (all such persons, the “Selling Stockholders”) to sell 282,000 shares of our common stock (the “Shares”). The Selling Stockholders, who are listed in the section of this Reoffer Prospectus entitled “Selling Stockholders,” may offer these Shares for resale from time to time. We are not selling any shares of common stock under this Reoffer Prospectus, and we will not receive any of the proceeds from the sale of the Shares. We will pay all fees and expenses incurred in connection with the registration of the shares of common stock offered by this Reoffer Prospectus, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholders.

The Selling Stockholders may sell the Shares covered by this Reoffer Prospectus from time to time through various means, including directly or indirectly to purchasers, in one or more transactions on the NYSE MKT or any other stock exchange or stock market on which the Shares are traded at the time of sale, in privately negotiated transactions, or through a combination of these methods. These sales may be at fixed prices, which may change, at market prices available at the time of sale, at prices based on the available market price at the time of sale, or at negotiated prices. If the Shares are sold through underwriters, broker-dealers or agents, these parties may be compensated for their services in the form of discounts or commissions, which is deemed to be “underwriting commissions.” If required, the names of any underwriter(s), applicable commissions or discounts, and any other required information with respect to any particular sales will be disclosed in an accompanying prospectus supplement. For additional information on the Selling Stockholders’ possible methods of sale, you should refer to the section in this Reoffer Prospectus entitled “Plan of Distribution.”

Our common stock is listed on the NYSE MKT under the symbol “GIG.” The last reported sale price on August 19, 2015 was $2.10 per share.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page SO-5 of this Reoffer Prospectus and in any applicable prospectus supplement for certain risks you should consider. You should read the entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS REOFFER PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Reoffer Prospectus is August 20, 2015.

You should rely only on the information incorporated by reference or contained in this Reoffer Prospectus. Neither we nor the Selling Stockholders have authorized any other person to provide you with information that is different from that contained in this Reoffer Prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. The Selling Stockholders are offering to sell and seeking offers to buy our common stock only in jurisdictions where such offers and sales are permitted. You should assume that the information appearing in this Reoffer Prospectus is accurate only as of the date set forth on the front cover hereof, regardless of the time of delivery hereof or of any sale of our common stock hereunder. You should also read this Reoffer Prospectus together with the additional information described under “Where You Can Find More Information” and “Information Incorporation by Reference.” Information contained on our website, or any other website operated by us, is not part of this reoffer prospectus.

This Reoffer Prospectus may be supplemented from time to time to add, update or change information in this Reoffer Prospectus. Any statement contained in this Reoffer Prospectus will be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this Reoffer Prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this Reoffer Prospectus.

OUR COMPANY

Overview

We are a leading fabless supplier of high speed semiconductor components that enable end-to-end information streaming over optical and wireless networks. Our products address the needs of emerging high-growth markets, such as long haul and metro telecommunications (telecom) applications, as well as Cloud data communications (datacom) and datacenter connectivity, point-to-point wireless backhaul, and interactive high speed applications for the consumer electronics, industrial, defense and avionics industries. We focus on the specification, design, development and sale of analog semiconductor integrated circuits (ICs), multi-chip module (MCM) solutions, and digital and mixed signal application-specific integrated circuits (ASICs), as well as wireless communications ICs, millimeter monolithic microwave integrated circuits (MMICs) and modules. We believe we are an industry leader in the fast growing market for electronic solutions that enable high-speed optical and wireless connections that are found in telecom, datacom and storage systems, and intend to maintain this position in consumer electronics and computing systems.

The business is made up of two product lines: our High-Speed Communications (HSC) product line and our Industrial product line. Our products are highly customized and typically developed in partnership with key “Lighthouse” customers, generating engineering project revenues through the development stage and larger future product revenue through these customers and general market availability.

Through our HSC product line, we offer a broad portfolio of high performance optical and wireless components to telecom and datacom customers, including (i) mixed signal radio frequency integrated circuits (RFIC); (ii) 10 to 400 gigabit per second (Gbps) laser and optical drivers and trans-impedance amplifiers (TIA) for telecom, datacom, and consumer electronic fiber-optic applications; (iii) power amplifiers and transceivers for MMIC wireless applications including power amplifiers and transceiver chips at frequencies higher than 50 GHz; (iv) integrated systems in a package (SIP) solutions for both fiber-optic and wireless applications; and (v) radio frequency (RF) chips for various consumer applications such as global navigation satellite systems (GNSS).

Through our Industrial product line, we offer a wide range of digital and mixed signal ASIC solutions for industrial, military, avionics, medical and communications markets.

Since inception in July 2007, we have expanded our customer base by acquiring and integrating seven businesses with complementary products and customers. In so doing, we have expanded our device product line in multiple areas, growing our communication device offering from a few leading 10 Gbps ultra-long haul optical drivers, to a line of products that includes: drivers, receivers and TIAs for 2 to 400 Gbps optical applications; power amplifiers; transceiver devices for 50 to 100 GHz; and custom ASICs spanning 0.6um to 40nm technology nodes. Our worldwide direct sales force is supported by a significant number of channel representatives and distributors that sell our products throughout North America, South America, Europe, Japan and Asia.

During the third quarter of 2014, we acquired substantially all of the assets of Tahoe RF Semiconductor, Inc. (Tahoe RF). Through the acquisition, we have added RF/analog RFIC technology to our product portfolio and eight employees, who are primarily High-Speed and High-Frequency SiGe RF engineers focused on high growth areas such as E-Band and V-Band wireless technologies, to our team.

Corporate Information

GigOptix, Inc., the successor to GigOptix LLC, was formed as a Delaware corporation in March 2008 in order to facilitate a combination between GigOptix LLC and Lumera Corporation (Lumera), which occurred in December 2008. Before the combination, GigOptix LLC acquired the assets of iTerra Communications LLC in July 2007 (iTerra) and Helix Semiconductors AG (Helix) in January 2008. In November 2009, we acquired ChipX, Incorporated (ChipX). In June 2011, we acquired Endwave Corporation (Endwave). As a result of the acquisitions, Helix, Lumera, ChipX and Endwave all became our wholly owned subsidiaries. In February 2014, we entered into a Joint Venture and Quotaholders Agreement (the Joint Venture Agreement) and established BrPhotonics Produtos Optoeletrônicos LTDA. (BrP) headquartered in Campinas, Brazil, as a new joint venture with Fundação CPqD — Centro De Pesquisa e Desenvolvimento em Telecomunicações (CPqD), a leading optical and semiconductor development center in Brazil. BrP was formed as a newly-established joint venture company and will be a provider of advanced high-speed devices for optical communications and integrated transceiver components that enable information streaming over communications networks. In June 2014, we acquired substantially all of the assets of Tahoe RF. In June 2015, the Company established a Japanese wholly-owned subsidiary, GigOptix Japan GK.

Our principal executive offices are located at 130 Baytech Drive, San Jose, California 95134, our telephone number is (408) 522-3100 and our web site is www.gigoptix.com. We have not incorporated the information on our website by reference into this Reoffer Prospectus, and you should not consider it to be part of this Reoffer Prospectus.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

In addition to historical information, this Reoffer Prospectus and the documents incorporated by reference in this Reoffer Prospectus contain “forward-looking statements” within the meaning and protections of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. You can identify these forward-looking statements through the use of words such as “may,” “will,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “estimate,” “continue,” “plan,” “project,” “could,” “intend,” “target” and other similar words and expressions of the future. Although we believe that we have a reasonable basis for each forward-looking statement contained and incorporated by reference included in this Reoffer Prospectus, we caution you that these statements are based on our projections of the future that are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. These forward-looking statements may not be realized due to a variety of factors, including, without limitation:

•	we have a history of incurring losses;

•	our ability to remain competitive in the markets we serve;

•	the effects of future economic, business and market conditions;

•	consolidation in the industry we serve;

•	our ability to continue to develop, manufacture and market innovative products and services that meet customer requirements for performance and reliability;

•	our ability to establish and maintain effective internal controls over our financial reporting;

•	risks relating to the transaction of business internationally;

•	our failure to realize anticipated benefits from acquisitions or the possibility that such acquisitions could adversely affect us, and risks relating to the prospects for future acquisitions;

•	the loss of key employees and the ability to retain and attract key personnel, including technical and managerial personnel;

•	quarterly and annual fluctuations in results of operations;

•	investments in research and development;

•	protection and enforcement or our intellectual property rights and proprietary technologies;

•	costs associated with potential intellectual property infringement claims asserted by a third party against us or asserted by us against a third party;

•	our exposure to product liability claims resulting from the use of our products;

•	the loss of one or more of our significant customers, or the diminished demand for our products;

•	the loss of one or more of our critical vendors, particularly sole source suppliers of key components and wafers;

•	our dependence on overseas and domestic foundries, contract manufacturing and outsourced supply chain, as well as the costs of materials;

•	our reliance on third parties to provide services for the operation of our business;

•	our ability to be successful in identifying, acquiring and consolidating new acquisitions;

•	our ability to successfully complete inception and funding of new joint ventures that we establish globally;

•	the effects of war, terrorism, natural disasters or other catastrophic events;

•	our success at managing the risks involved in the foregoing items; and

•	other risks and uncertainties, including those listed under the heading “Risk Factors” herein.

Given these uncertainties, prospective investors are cautioned not to place undue reliance on forward-looking statements. All forward-looking statements contained or incorporated by reference herein are expressly qualified in their entirety by this cautionary statement. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this Reoffer Prospectus. Except to the extent required by applicable laws and regulations, we undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date of this Reoffer Prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS

An investment in our securities involves a high degree of risk. Any prospectus supplement applicable to an offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the heading “Risk Factors” in the applicable prospectus supplement, together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this Reoffer Prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Item 1A” — “Risk Factors,” in our Annual Report on Form 10-K for the year ended December 31, 2014, all of which are incorporated herein by reference, and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations.

Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This Reoffer Prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this Reoffer Prospectus.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the resale of the Shares that may be sold using this Reoffer Prospectus. We will not receive any of the proceeds from the resale of these Shares.

DESCRIPTION OF OUR CAPITAL STOCK

The following is a summary of the material terms of our capital stock contained in our amended and restated certificate of incorporation, as amended, amended and restated certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws. This summary is not complete and is qualified in its entirety by reference to the General Corporation Law of the State of Delaware, or the General Corporation Law of Delaware (the “DGCL”). For more detailed information, please see our amended and restated certificate of incorporation, certificate of designation of Series A Junior Preferred Stock, and amended and restated bylaws, which have been previously filed with the SEC.

General

We are authorized to issue 101,000,000 shares of capital stock, each with a par value of $0.001, consisting of 100,000,000 shares of common stock and 1,000,000 shares of preferred stock, of which preferred stock, 750,000 shares have been designated as Series A Junior Preferred Stock. There were 33,380,199 shares of common stock outstanding and no shares of preferred stock outstanding as of August 4, 2015. The outstanding number does not include 701,754 shares of treasury stock.

Notwithstanding the provisions of the DGCL, the number of authorized shares of common stock and preferred stock may, without a series vote, be increased or decreased (but not below the number of shares then outstanding) from time to time by the affirmative vote of the holders of a majority in voting power of the outstanding capital stock of GigOptix entitled to vote, voting together as a single class.

Common Stock

The holders of our common stock are entitled to one vote per share on all matters to be voted on by our stockholders. Holders of our common stock will be entitled to receive dividends when, as and if declared by our board of directors, out of any assets legally available for the payment of dividends, but only after the provisions with respect to preferential dividends on any outstanding series of preferred stock have been satisfied and after we have complied with all the requirements, if any, with respect to redemption of, or the setting aside of sums as sinking funds or redemption or purchase accounts with respect to, any outstanding series of our preferred stock. In the event of any liquidation, dissolution or winding-up of the company, whether voluntary or involuntary, the holders of our common stock will become entitled to participate in the distribution of any of our assets remaining after we have paid, or provided for the payment of, all of our debts and liabilities, subject to the prior distribution rights of any class or series of preferred stock then outstanding and having preference over common stock in the event of liquidation, dissolution or winding-up. Holders of our common stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights.

On December 16, 2011, our board of directors adopted a Rights Agreement under which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011. Stockholders or beneficial ownership groups who owned 10% or more of the outstanding shares of our common stock on or before December 16, 2011, will not trigger the preferred share purchase rights unless they acquire an additional 1% or more of the outstanding shares of our common stock. Each right entitles a holder with the right upon exercise to purchase one one-thousandth of a share of preferred stock at an exercise price that is currently set at $8.50 per right, subject to purchase price adjustments as set forth in the Rights Agreement. Each share of Series A Junior Preferred Stock has voting rights equal to one thousand shares of common stock. In the event that exercisability of the rights is triggered, each right held by an acquiring person or group would become void. As a result, upon triggering of exercisability of the rights, there would be significant dilution in the ownership interest of the acquiring person or group, making it difficult or unattractive for the acquiring person or group to pursue an acquisition of us. These rights were set to expire in December of 2014.

On December 16, 2014, we entered into an Amended and Restated Rights Agreement to extend the expiration date of our Rights Agreement. The Amended and Restated Rights Agreement amends the Rights Agreement previously adopted by (i) extending the expiration date by three years to December 16, 2017, (ii) decreasing the exercise price per right issued to stockholders pursuant to the stockholder rights plan from $8.50 to $5.25, and (iii) making certain other technical and conforming changes. In addition, in connection with the Amended and Restated Rights Agreement, on December 15, 2014, we adopted an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, which increased the number of authorized shares of Series A Junior Preferred Stock from 300,000 shares to 750,000 shares, and sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock (as discussed below). Each share of Series A Junior Preferred stock retains the rights, preferences and privileges set forth above from the Original Certificate of Designation regarding redemption, dividends, voting rights, and liquidation preference.

NYSE MKT Listing. Our common stock is listed on the NYSE MKT under the symbol “GIG.”

Transfer Agent and Registrar. The transfer agent and registrar for our common stock is American Stock Transfer & Trust Company, LLC. The transfer agent and registrar’s address is Operations Center, 6201 15th Avenue, Brooklyn, New York 11219, and its telephone number is (877) 248-6417.

Preferred Stock

No shares of preferred stock are outstanding. Under our amended and restated certificate of incorporation, as amended, our board of directors is authorized to issue up to 1,000,000 shares of preferred stock. Pursuant to an Amended and Restated Certificate of Designation of Series A Junior Preferred Stock adopted by our board of directors on December 15, 2014, 750,000 shares have been designated as Series A Junior Preferred Stock. The Amended and Restated Certificate of Designation of Series A Junior Preferred Stock, filed with the Secretary of State of the State of Delaware on December 15, 2014, sets forth the rights, preferences and privileges of the Series A Junior Preferred Stock. Each share of Series A Junior Preferred Stock will:

•	not be redeemable;

•	in the event of a declaration of a dividend on the common stock, entitle the holder to receive a preferential quarterly dividend equal to the greater of $1.00 or an amount equal to 1,000 times the aggregate per share amount of all cash dividends, plus 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends and other distributions (other than in shares of common stock), declared on the common stock;

•	entitle the holder to 1,000 votes on all matters submitted to the vote of the holders of the common stock; and

•	entitle the holder to receive upon our liquidation, a preferential liquidation payment of the greater of $1,000, plus accrued and unpaid dividends, or the amount to be received by a holder of 1,000 shares of common stock.

Our board of directors may also designate the rights, preferences and privileges of additional series of preferred stock, any or all of which may be greater than or senior to those of the common stock. Though the actual effect of any such issuance on the rights of common stock will not be known until our board of directors determines the specific rights of the holders of preferred stock, the potential effects of such an issuance include:

•	diluting the voting power of the holder of common stock;

•	reducing the likelihood that holders of common stock will receive dividend payments;

•	reducing the likelihood that holders of common stock will receive payments in the event of our liquidation, dissolution, or winding up; and

•	delaying, deterring or preventing a change-in-control or other corporate takeover.

Anti-Takeover Effects of Provisions of Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Certain provisions of Delaware law and our amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could have the effect of delaying or deferring a change in control of the company. These provisions, among other matters:

•	provide for the classification of the board of directors into three classes, with one-third of the directors to be elected each year;

•	limit the number of directors constituting the entire board of directors to a maximum of 10 directors;

•	limit the types of persons who may call a special meeting of stockholders; and

•	establish advance notice procedures for stockholders to make nominations of candidates for election as directors or to present any other business for consideration at any annual or special stockholder meetings.

Additionally, we have in place as of December 16, 2011, a Rights Agreement, amended and restated as of December 16, 2014, pursuant to which we issued a dividend of one preferred share purchase right for each share of common stock held by stockholders of record as of January 6, 2012, and we will issue one preferred stock purchase right to each share of common stock issued by us between January 6, 2012, and the earlier of either the rights’ exercisability or the expiration of the Rights Agreement. Each right entitles stockholders to purchase one one-thousandth of our Series A Junior Preferred Stock. In general, the exercisability of the rights to purchase preferred stock will be triggered if any person or group, including persons knowingly acting in concert to affect the control of the company, is or becomes a beneficial owner of 10% or more of the outstanding shares of the our common stock after December 16, 2011.

These provisions are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to first negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

SELLING STOCKHOLDERS

This Reoffer Prospectus relates to the reoffer and resale of 282,000 Shares by the Selling Stockholders named below, who have or may acquire such Shares pursuant to equity incentive awards granted under the 2008 Plan. The Selling Stockholders, who are officers and directors of the Company, may resell all, a portion or none of such Shares from time to time.

The following table sets forth, with respect to each Selling Stockholder, based upon information available to us as of August 4, 2015, (1) the number of shares of our common stock beneficially owned as of such date; (2) the number of Shares that may be sold pursuant to this Reoffer Prospectus (i.e., the number of shares underlying all awards granted to such Selling Stockholder under the 2008 Plan); and (3) the number and percent of the 33,380,199 outstanding shares of common stock of GigOptix as of August 4, 2015 beneficially owned by such Selling Stockholder after the offering, assuming the sale by such Selling Stockholder of all of such Selling Stockholder’s Shares. The outstanding number does not include 701,754 shares of treasury stock.

			Shares of Common Stock Beneficially Owned after Offering (2)(3)
Name of Selling Stockholder (1)	Shares of Common Stock Beneficially Owned Prior to Offering (2)	Shares of Common Stock to be Sold	Number	Percent
Avi Katz	3,420,044	250,000	3,170,044	8.7%
Andrea Betti-Berutto	1,180,340	27,000	1,153,340	3.3%
John J. Mikulsky	260,617	5,000	255,617	*

*	Represents less than 1% of our outstanding common stock.
(1)	All individuals named are current officers or directors of us.
(2)	The number of shares beneficially owned is determined under rules promulgated by the SEC and includes (i) outstanding shares of common stock and (ii) options for common stock that have vested or will vest within 60 days of August 20, 2015, as follows: 2,928,042 for Dr. Katz, 1,071,982 for Mr. Betti-Berutto and 61,875 for Mr. Mikulsky.
(3)	Assumes (i) that all shares of common stock registered hereunder are sold, and (ii) total issued and outstanding shares of common stock of 33,380,199, as required by the rules of the SEC.

PLAN OF DISTRIBUTION

The Selling Stockholders may sell the securities covered by this Reoffer Prospectus from time to time in one or more offerings. Registration of the securities covered by this Reoffer Prospectus does not mean, however, that those securities will necessarily be offered or sold.

We will pay all fees and expenses incurred in connection with the registration of the Shares, and we will pay any brokerage or underwriting commissions or discounts or other expenses relating to the sale of the Shares. The payments of such expenses and other costs will be deemed as income to the Selling Stockholders.

The Selling Stockholders may sell the securities separately or together:

•	through one or more underwriters or dealers in a public offering and sale by them;

•	directly to investors; or

•	through agents.

The Selling Stockholders may sell the securities from time to time:

•	in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the times of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

If required at the time of the offering of the Shares, a prospectus supplement will be distributed which will describe the method of distribution of the securities and the terms of the offering.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters. Generally, the underwriters’ obligations to purchase the securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the securities if they purchase any of the securities. The prospectus supplement will name any underwriter used in the offering.

The Selling Stockholders may sell the securities offered through this Reoffer Prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

The Selling Stockholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. The terms of any such sales will be described in the prospectus supplement.

The Selling Stockholders may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from them at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions to be paid for solicitation of these contracts.

Underwriters, dealers and agents may be entitled to indemnification by the Selling Stockholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments made by the underwriters, dealers or agents, under agreements between the Selling Stockholders and the underwriters, dealers and agents.

The Selling Stockholders and any broker-dealer participating in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profits realized by the Selling Stockholder, and commissions paid, or any discounts or concessions allowed to any broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. In addition, any Shares covered by this Reoffer Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Reoffer Prospectus.

Any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the Selling Stockholders or any other person. The anti-manipulation rules under the Exchange Act may apply to sales of common stock in the market and to the activities of the Selling Stockholders and their affiliates. Regulation M may restrict the ability of any person engaged in the distribution of the common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the common stock and the ability of any person or entity to engage in market-making activities with respect to the common stock. We will make copies of this Reoffer Prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this reoffer prospectus to each purchaser at or prior to the time of the sale.

Underwriters, broker-dealers or agents who may become involved in the sale of the common stock may engage in transactions with and perform other services for us in the ordinary course of their business for which they receive compensation.

LEGAL MATTERS

Crowell & Moring LLP, San Francisco, California, counsel to GigOptix, will issue a legal opinion concerning the validity of the securities offered hereby. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of GigOptix and its subsidiaries as of December 31, 2014 and 2013 and for each of the two years in the period ended December 31, 2014, incorporated in this Reoffer Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2014, have been so incorporated in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers, like us, who file electronically with the SEC. The address of the site is http://www.sec.gov.

In addition, we maintain a website that contains information, including copies of reports, proxy statements and other information we file with the SEC. The address of our website is www.gigoptix.com. Information contained on our website or that can be accessed through our website does not constitute a part of this Reoffer Prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. You should read the information incorporated by reference because it is an important part of this Reoffer Prospectus. We incorporate by reference the following information or documents that we have filed with the SEC (excluding those portions of any Form 8-K that are not deemed “filed” pursuant to the General Instructions of Form 8-K):

•	our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 17, 2015;

•	our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29 and June 28, 2015, filed with the SEC on May 7 and August 6, 2015, respectively;

•	our Current Reports on Form 8-K filed with the SEC on March 10, March 30, May 18, June 4, June 19 and August 7, 2015; and

•	the description of our common stock contained in our Registration Statement on Form 8-A (File No. 001-35520), filed with the SEC on April 23, 2012, as amended by that Amendment No. 1 on Form 8-A/A filed with the SEC on December 19, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendments or reports filed for the purpose of updating this description.

All reports and other documents we subsequently file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering, including all such documents we may file with the SEC after the date of the initial Registration Statement and prior to the effectiveness of the Registration Statement, but excluding any information furnished to, rather than filed with, the SEC, will also be incorporated by reference into this Reoffer Prospectus and deemed to be part of this Reoffer Prospectus from the date of the filing of such reports and documents.

Any statement contained in any document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Reoffer Prospectus to the extent that a statement contained in this Reoffer Prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Reoffer Prospectus.

We will provide without charge to each person, including any beneficial owner, to whom this Reoffer Prospectus is delivered, upon written or oral request, a copy of any or all documents that are incorporated by reference into this Reoffer Prospectus, but not delivered with the prospectus, other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this Reoffer Prospectus incorporates. You should direct written requests to: GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134, Attn: Investor Relations, or you may call us at (408) 522-3100.

[            ] Shares of Common Stock

PROSPECTUS SUPPLEMENT

Joint Book-Running Managers

Cowen and Company	Roth Capital Partners

Co-Manager

Craig-Hallum Capital Group

August [    ], 2015